UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): September 29, 2008
Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(Address of principal
executive offices
and zip code)
(281) 719-3400
(Registrant’s telephone
number, including area
code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 29, 2008, the Company entered into common stock purchase agreements with Efficacy Capital, LTD (“Efficacy”), two investors affiliated with Vermillion Asset Management LLC (each, a “Vermillion Affiliate,” and collectively, the “Vermillion Affiliates”), and John C. Reed, M.D., Ph.D. Pursuant to these agreements, we have agreed to issue and sell an aggregate of 2,400,000 shares of the Company’s common stock at a price per share of $6.50 per share. Of this total, 1,846,154 shares were sold to Efficacy, an aggregate of 550,000 shares were sold to the Vermillion Affiliates, and 3,846 shares were sold to Mr. Reed. The closings of the sales of the Company’s common stock are scheduled to occur on or about October 3, 2008. The shares of the Company’s common stock issued pursuant to such common stock purchase agreements have been registered on registration statements on Form S-3 (File No. 333-137109) and Form S-3MEF (File No. 333-153727).
     Pursuant to the terms of the common stock purchase agreement with Efficacy, the Company has agreed (1) to amend its Rights Agreement with Computershare Trust Company, N.A., dated September 1, 1999, as amended (the “Rights Agreement”), to increase the percentage ownership interest permitted to be owned by Efficacy under the Rights Agreement from 33% to 40%, and (2) to amend that certain Standstill Agreement dated as of January 9, 2008, as amended (the “Standstill Agreement”), to (i) increase the percentage ownership that Efficacy may beneficially own without violating the Standstill Agreement from 33% to 40% and (ii) increase the number of individuals Efficacy may designate to be a member of the Company’s board of directors from one to two.
     Under the common stock purchase agreements with Efficacy and the Vermillion Affiliates, the Company granted to such investors a right of first offer to purchase such investor’s Pro Rata Percentage of future sales by the Company of shares of any class of its capital stock (or securities convertible into or exchangeable or exercisable for shares of any class of its capital stock), subject to certain exclusions. The term “Pro Rata Percentage” means the percentage of shares of any class of the Company’s capital stock (or securities convertible into or exchangeable or exercisable for shares of any class of its capital stock) which are beneficially owned by such investor on a fully diluted basis on the date of the such investor’s common stock purchase agreement. Each such investor may exercise such right of first offer at any time from September 29, 2008 through September 29, 2010. The Company’s board of directors, in its sole discretion, may increase Efficacy’s Pro Rata Percentage amount to up to 100% of such future sales.
     The common stock purchase agreements with Efficacy and the Vermillion Affiliates further provide a right to such investors to purchase up to an aggregate of $10,000,000 of additional shares of the Company’s common stock (the “Purchase Option Shares”) at a price per share equal to the greater of (i) the fair market value of a share of the Company’s common stock or (ii) 120% of the price per share paid under the common stock purchase agreements. Such right may be exercised by such investors from the time the Company has less than $10,000,000 in cash and cash equivalents until September 29, 2009. The Company has agreed to file an additional shelf registration statement on Form S-3 registering a sufficient number of shares to permit the sale and issuance of the Purchase Option Shares based on the then-current fair market value of the Company’s common stock, and shall use its best efforts to cause such registration statement to be declared effective as soon as possible.
     The foregoing description is qualified in its entirety by reference to the text of the respective common stock purchase agreements, which are included as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.
     The Company’s press release, dated September 29, 2008, announcing the pricing of the offering described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     As of September 29, 2008, pursuant to the Efficacy Purchase Agreement (as defined above), the Company’s board of directors appointed two individuals designated by Efficacy, Mark Lappe and John C. Reed, as directors of the Company. Mr. Reed has also been appointed to serve on the compensation committee of the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

5.1*	Opinion of Winstead PC.

10.1*	Common Stock Purchase Agreement between Repros Therapeutics Inc. and Efficacy Capital, LTD dated September 29, 2008.

10.2*	Common Stock Purchase Agreement between Repros Therapeutics Inc. and the affiliate of Vermillion Asset Management LLC named therein dated September 29, 2008.

10.3*	Common Stock Purchase Agreement between Repros Therapeutics Inc. and the affiliate of Vermillion Asset Management LLC named therein dated September 29, 2008.

10.4*	Common Stock Purchase Agreement between Repros Therapeutics Inc. and John C. Reed dated September 29, 2008.

99.1*	Press Release dated September 29, 2008.

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: September 29, 2008

	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

5.1*	Opinion of Winstead PC.

10.1*	Common Stock Purchase Agreement between Repros Therapeutics Inc. and Efficacy Capital, LTD dated September 29, 2008.

10.2*	Common Stock Purchase Agreement between Repros Therapeutics Inc. and the affiliate of Vermillion Asset Management LLC named therein dated September 29, 2008.

10.3*	Common Stock Purchase Agreement between Repros Therapeutics Inc. and the affiliate of Vermillion Asset Management LLC named therein dated September 29, 2008.

10.4*	Common Stock Purchase Agreement between Repros Therapeutics Inc. and John C. Reed dated September 29, 2008.

99.1*	Press Release dated September 29, 2008.

*	Filed herewith.